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Exhibit 10.42

January 10, 2001

Thomas J. O'Rourke
Schneider Securities, Inc.
1120 Lincoln Street, Suite 900
Denver, Colorado 80203

Dear T.J.,

UTEK Corporation would like to engage Schneider Securities, Inc., specifically, Keith Koch and Sherry Andersen of Schneider Securities as independent marketing representatives. Their duties would be to introduce UTEK to CEO's of public technology companies for the purpose of having UTEK be engaged by these companies to find, acquire and transfer technology licenses to them.

We would like Keith and Sherry to provide these services on a time available basis, where you decide how much effort and time they will spend providing introduction to prospective customers for UTEK. They are free to provide these services at a location of their choice.

Any introductions that come as a result of attending the recent RIBA conference are considered to be an introduction by Keith and Sherry and compensation will be paid as if the introduction was made directly, unless otherwise agreed upon in writing by Schneider Securities, Inc.

Upon the consummation of a technology transfer that results from their introduction, UTEK will provide Schneider Securities with a 10% commission based on all consideration received by us for the transaction. This commission will be paid in like kind i.e., if we receive stock we will provide 10% of the stock we receive as a commission. This success fee will be provided within 30 days of the closing of the transaction.

If UTEK introduces a company to Schneider Securities and Schneider Securities is engaged by that company to perform investment banking and/or related services, UTEK will receive a success fee of 10% on all stock-based compensation received by Schneider Securities. UTEK will also receive 10% on investment banking fees not to include any brokerage commissions and/or non-accountable expenses received by Schneider Securities.

UTEK and Schneider Securities agree that each of us shall indemnify and hold harmless the other with respect to any claims, damages, actions or proceedings, including expenses related thereto (including reasonable attorney's fees and expert witness fees) that arise out of, or are related, directly or indirectly, to our introduction of companies to Schneider Securities or your introduction of companies to us. Each of us agrees that an introduction to the other party does not imply any endorsement or sponsorship, nor shall such introduction imply that either of us has conducted due diligence with respect to the Company being introduced. Any due diligence that either of us has conducted is solely for our own benefit and, therefore, any due diligence that we or Schneider Securities conduct either prior to or following an introduction shall remain solely the property of the party conducting such due diligence. The mutual indemnification agreement is intended to recognize, among other things, that each of us is


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responsible for conducting our own due diligence and neither of us is endorsing or sponsoring a company by introducing a company to the other party.

SSI represents and warrants that:

         (a) it is a securities broker-dealer duly licensed and registered pursuant to federal and state securities laws rules and regulations;

         (b) it has the authority and ability to provide the services contemplated in this Agreement; and

         (c) it is a member in good standing with the NASD and is in good standing with all states within which it is registered to conduct securities business.

If any provision of this Agreement conflicts with any law, rule or regulation of any federal, state or self-regulatory organization, including the Securities and Exchange Commission, the blue-sky laws of any state, the National Association of Securities Dealers, Inc., or any other governmental authority having jurisdiction over the activities or services described herein, then in that event, the Company and SSI shall amend this Agreement to bring any affected provision into compliance with such regulations.

The laws of the State of Colorado will govern the validity, interpretation and construction of this Agreement. Any dispute arising between Schneider and UTEK Corporation with respect to this Agreement shall be submitted to binding arbitration in Denver, Colorado, in conformity with the Code of Arbitration Procedure of the NASD.

The term of this Agreement is 12 months from the date the Agreement is executed. Either party may cancel this Agreement by providing 30 days written notice to the other party.


Sincerely,


/s/  Clifford Gross


Clifford M. Gross, Ph.D.
Chief Executive Officer


Agreed to:


   /s/  Thomas O'Rourke                             1/17/2001
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Thomas J. O'Rourke                                       Date
President
Schneider Securities, Inc.



Agreement between UTEK Corporation & Schneider Securities............Page 2 of 2